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                                                                   Exhibit 10.23


                            STOCK INCENTIVE PLAN - 2000


                                    I.     PURPOSE

     The Plan provides a means by which selected Employees, Directors and Consultants of The Greenbrier Companies, Inc. and Affiliates may be given an opportunity to acquire stock of the Company. By means of the Plan, the Company seeks to secure and retain the services of persons who currently are, or may become, Employees, Directors or Consultants, and to provide incentives for such persons to exert maximum efforts on behalf of the Company and its Affiliates. The Plan provides for granting Incentive Stock Options, Non-statutory Stock Options and Restricted Stock Awards, or any combination of the foregoing, as may, from time to time, be appropriate, depending upon the requirements of the Company and the circumstances of the recipient of the Award, as more fully provided in the Plan.

                                 II.    DEFINITIONS

     The following definitions shall be applicable throughout the Plan unless the context otherwise requires:

     2.01 "1934 ACT" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

     2.02 "ACQUIRING PERSON" means any person or related person(s) which constitute a "group" for purposes of Section 13(d) and Rule 13d-5 promulgated under the Exchange Act, as such Section and Rule are in effect on the date this Plan was initially adopted; PROVIDED, HOWEVER, that the term Acquiring Person shall not include (a) the Company or any Subsidiary, (b) any employee benefit plan of the Company or any Subsidiary, (c) any entity holding voting capital stock of the Company for or pursuant to the terms of any such employee benefit plan, or (d) any person or group which, on the date of adoption of the Plan, held in excess of 25 percent of the outstanding Common Stock.

     2.03  "AFFILIATE" means any Parent or Subsidiary.

     2.04 "AWARD" means, individually or collectively, any Option, Restricted Stock Award or Director Option.

     2.05  "BOARD" means the Board of Directors of the Company.

     2.06  "CHANGE IN CONTROL" means:

           (a) A change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated pursuant to the Exchange Act as in effect on the date this Plan was initially adopted; PROVIDED that, without limitation, such a change in control shall be deemed to have occurred at such time as any Acquiring Person hereafter becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 30 percent or more of the combined voting power of the Company's voting securities; or

           (b) During any period of 12 consecutive calendar months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, by the Company's stockholders of each new Director was approved by a vote of at least a majority of the Directors then still in office who were Directors at the beginning of the period; or

           (c) There shall be consummated (i) any consolidation, merger or exchange involving the Company in which the Company is not the continuing or surviving corporation or pursuant to which voting securities would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of voting

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securities immediately prior to the merger have the same, or substantially the same, proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or

           (d) Approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company.

     2.07 "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any such section.

     2.08 "COMMITTEE" means not less than two members of the Board who are selected by the Board as provided in Paragraph 4.01.

     2.09 "COMMON STOCK" means the Common Stock, par value $0.001 per share, of the Company.

     2.10 "COMPANY" means The Greenbrier Companies, Inc., a Delaware corporation.

     2.11 "CONSULTANT" means any person, including an adviser, engaged by the Company or any Affiliate to render services and who does not render such services as an Employee or Director.

     2.12 "DIRECTOR" means an individual elected to the Board by the stockholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

     2.13 "DISABILITY" means the condition of being permanently "disabled" within the meaning of Section 22(e)(3) of the Code, namely being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

     2.14 "ELIGIBLE DIRECTOR" means a Director other than the persons who, on the date of adoption of the Plan, served as Chairman of the Board of the Company or the President and Chief Executive Officer of the Company.

     2.15 "ELIGIBLE DIRECTOR OPTION" means an Award described in Article 9 of the Plan.

     2.16 "EMPLOYEE" means any person (including a Director, if applicable) in an employment relationship with the Company or any Affiliate.

     2.17 "FAIR MARKET VALUE" means, as of any specified date, the mean of the reported high and low sales prices of the Common Stock on the composite tape on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported closing bid and asked prices of Common Stock on that date, or if no prices are reported on that date, on the last preceding date on which such prices of Common Stock are so reported. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

     2.18 "HOLDER" means an Employee, CONSULTANT or a Director who has been granted an Award.

     2.19 "INCENTIVE STOCK OPTION" means an incentive stock option within the meaning of Section 422 of the Code.

     2.20 "NON-STATUTORY STOCK OPTION" means a stock option other than an Incentive Stock Option.

     2.21  "OPTION" means an Award described in Article 7 or 9 of the Plan.

     2.22 "OPTION Agreement" means a written agreement between the Company and a Holder with respect to an Option.

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     2.23  "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     2.24 "PLAN" means The Greenbrier Companies, Inc. Stock Incentive Plan, - 2000 as set forth herein and as may be hereafter amended from time to time.

     2.25 "RESTRICTED STOCK AGREEMENT" means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

     2.26 "RESTRICTED STOCK Award" means an Award described in Article 8 of the Plan.

     2.27 "RULE 16B-3" means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or similar function.

     2.28 "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code; namely, any corporation in which the Company directly or indirectly controls 50 percent or more of the total combined voting power of all classes of stock having voting power. For purposes of this Plan, the term "Subsidiary" shall also include a limited liability company or other entity in which the Company directly or indirectly controls 50 percent or more of the total combined voting power or interest in profits and losses, PROVIDED, that for determining eligibility to receive Incentive Stock Options, the term "Subsidiary" shall be limited to the term "subsidiary corporation" as defined in Section 424(f) of the Code.

                  III.   EFFECTIVE DATE AND DURATION OF THE PLAN

           The Plan shall be effective as of April 6, 1999; the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company within 12 months thereafter. No further Awards may be granted under the Plan after April 5, 2009. The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.

                           IV.    ADMINISTRATION

     4.01 COMPOSITION OF COMMITTEE. The Plan shall be administered by a committee which shall be: (a) appointed by the Board and (b) constituted so as to permit the Plan to comply with Rule 16b-3. Except as provided in Article IX, no member of the Committee shall be eligible to receive an Award under the Plan, and no person who has received an Award (other than an Award described in Article IX) in the preceding year shall be eligible to serve on the Committee. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. If a Committee is not appointed by the Board, the Plan shall be administered by the Board and all references in the Plan to a Committee shall mean and refer to the Board.

     4.02 AUTHORITY OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have sole authority, in its discretion, to determine: (a) which Employees, Directors and Consultants shall receive Awards, (b) the time or times when Awards shall be granted, (c) the type or types of Awards to be granted, and (d) the number of shares of Common Stock which may be issued under each Award. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contribution to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. The Committee shall also have such additional powers as are delegated to it by the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Paragraph 4.02 shall be conclusive.

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     4.03  LIABILITY OF COMMITTEE MEMBERS.  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

     4.04 COSTS OF PLAN. The costs and expenses of administering the Plan shall be borne by the Company.

                               V.     ELIGIBILITY

     Under the Plan, Employees, Consultants and Eligible Directors shall be eligible to receive Awards under the Plan; provided, however, that only Employees shall be eligible to receive Incentive Stock Options and only Eligible Directors shall be eligible to receive Eligible Director Options. Members of the Committee shall be eligible to receive Awards only to the extent provided in Paragraph 4.01. Any Award may be granted on more than one occasion to the same person, and may include an Incentive Stock Option, a Non-statutory Stock Option, a Restricted Stock Award, or any combination thereof.

                 VI.    GRANT OF AWARDS; SHARES SUBJECT TO THE PLAN

     6.01 DISCRETIONARY AWARDS. The Committee may from time to time grant Options and Restricted Stock Awards to Employees and Consultants.

     6.02 NON-DISCRETIONARY AWARDS. Immediately after the close of each annual stockholder meeting (commencing with the 2000 annual meeting), the Committee shall automatically grant an Eligible Director Option to purchase 2,500 shares of Common Stock to each person then serving as am Eligible Director, including any such person who is elected at such meeting. The exercise price and term of such options shall be the same as provided under
Article IX and such options shall become exercisable in accordance with the schedule set forth in Paragraph 9.02.

     6.03 AGGREGATE NUMBER OF SHARES. Subject to Article X, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 1,000,000 shares. Shares shall be deemed to have been issued under the Plan : only (a) to the extent actually issued and delivered pursuant to an Award, or (b) to the extent an Award is settled in cash. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of Awards.

     6.04 STOCK OFFERED. The stock to be offered pursuant to the grant of any Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.

                                VII.    OPTIONS

     7.01 OPTION PERIOD. The term of each Option shall be as specified by the Committee at the date of grant, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date of grant of such Incentive Stock Option.

     7.02 LIMITATIONS ON EXERCISE OF OPTION. An Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee.

     7.03 SPECIAL LIMITATIONS ON INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its Affiliates exceeds $100,000, such Incentive Stock Options shall be treated as options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder's Options shall not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any Affiliate, unless (a) at the time such Option is granted the exercise price is at least 110 percent of the Fair Market Value of the Common Stock subject to the Option and (b) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

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     7.04  SEPARATE STOCK CERTIFICATES.  Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of a Non-statutory Stock Option.

     7.05 OPTION AGREEMENT. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under Section 422 of the Code. An Option Agreement may provide for the payment of the exercise price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value (as of the exercise date of the Option) equal to such exercise price. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures whereby the Holder, by a properly executed written notice, directs: (a) an immediate market sale or margin loan respecting all or a part of the shares of Common Stock to which the Holder is entitled upon exercise of the Option, (b) the delivery of the shares of Common Stock from the Company directly to a brokerage firm and (c) the delivery of the exercise price from sale or margin loan proceeds from the brokerage firm directly to the Company. Such Option Agreement may also include, without limitation, provisions relating to: (a) vesting of Options, (b) tax matters (including provisions covering any applicable employee wage withholding requirements), and (c) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

     7.06 EXERCISE PRICE AND PAYMENT. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such exercise price shall be: (a) not less than the Fair Market Value of a share of Common Stock on the date such Option is granted if the Option is an Incentive Stock Option and (b) subject to adjustment as provided in
Article X. An Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The exercise price of an Option or portion thereof shall be paid in full in the manner prescribed by the Committee.

                 7.07  TERMINATION OF EMPLOYMENT OR SERVICE.

           (a) In the event the employment or service of a Holder of an Option by the Company or any Affiliate terminates for any reason other than because of Disability or death, such Option may be exercised at any time prior to the expiration date of the Option or the expiration of three months after the date of such termination, whichever is the shorter period, but only if and to the extent the Holder was entitled to exercise the Option at the date of such termination.

           (b) In the event the employment or service of a Holder of an Option by the Company or any Affiliate terminates because of Disability, such Option may be exercised at any time prior to the expiration date of the Option or the expiration of one year after the date of such termination, whichever is the shorter period, but only if and to the extent the Holder was entitled to exercise the Option at the date of such termination.

           (c) In the event of the death of a Holder of an Option while employed by, or providing service to, the Company or any Affiliate, such Option shall become immediately exercisable in its entirety and may be exercised at any time prior to the expiration date of the Option, but only by the person or persons to whom such Holder's rights under the Option shall pass by the Holder's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

           (d) The Committee, at the time of grant or at any time thereafter, may extend the three-month and one-year expiration periods any length of time not later than the original expiration date of the Option, and may increase the portion of the Option that is exercisable, subject to such terms and conditions as the Committee may determine.

           (e) To the extent that the Option of any deceased Holder or of any Holder whose employment or service terminates is not exercised within the applicable period, all further rights to purchase Common Stock pursuant to such Option shall cease and terminate.

     7.08 RIGHTS AS A STOCKHOLDER. The Holder of an Option under the Plan shall have no rights as a stockholder with respect to the Common Stock subject to such Option until the date of issue to the Holder of a stock certificate for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

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     7.09  OPTIONS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER
CORPORATIONS. Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become Employees as a result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation with the result that such employing corporation or entity becomes a Subsidiary.

     7.10 RESTRICTION ON SALE. Unless otherwise determined by the Committee, if an officer subject to Section 16 of the 1934 Act or a Director exercises an Option within six months of the grant of an Option, the shares acquired upon exercise of the Option may not be sold until six months after the date of grant of the Option.

                     VIII.        RESTRICTED STOCK AWARDS

     8.01 RESTRICTION PERIOD. At the time a Restricted Stock Award is granted, the Committee shall establish a period of time (the "Restriction Period") applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Paragraph 8.02 or Article X.

     8.02 OTHER TERMS AND CONDITIONS. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to receive dividends during the Restriction Period, to vote Common Stock subject thereto and to enjoy all other stockholder rights, except that:
(a) the Holder shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired, (b) the Company shall retain custody of the stock certificate during the Restriction Period, (c) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Restriction Period, and (d) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. Stock dividends issued with respect to Common Stock awarded pursuant to a Restricted Stock Award shall be treated as additional Common Stock covered by the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service (by retirement, Disability, death or otherwise) of a Holder prior to expiration of the Restriction Period. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include, without limitation, provisions relating to: (a) vesting of Awards, (b) tax matters (including provisions (i) covering any applicable employee wage withholding requirements and (ii) prohibiting an election by the Holder under
Section 83(b) of the Code), and (c) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. Unless otherwise determined by the Committee, if an officer subject to Section 16 of the 1934 Act or a Director receives a Restricted Stock Award, shares issued pursuant to such Award may not be sold until six months after the shares are issued.

     8.03 EXERCISE PRICE AND PAYMENT. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

     8.04 RESTRICTED STOCK AGREEMENT. At the time any Award is granted under this Article VIII, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical.

                         IX.    ELIGIBLE DIRECTOR OPTIONS

     9.01 EXERCISE PRICE. The price at which a share of Common Stock may be purchased upon exercise of an Eligible Director Option shall be the Fair Market Value of a share of Common Stock on the date such Eligible Director Option is granted.

     9.02 TERM AND LIMITATIONS ON EXERCISE. Each Eligible Director Option shall have a five-year term from the date of grant, unless earlier terminated as provided in Paragraph 7.07 or Article X. Each Eligible Director Option shall
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become exercisable at the rate of one-half per year on each of the first two anniversaries of the date of grant, subject to earlier exercise pursuant to
Article X. If a Holder ceases to be a Director for any reason, including death or Disability, the exercise of the Option shall be subject to Paragraph 7.02.

     9.03 GENERAL RULES. Eligible Director Options shall be governed by the provisions of Article VII to the extent such provisions are not inconsistent with this Article IX. Each Eligible Director Option shall be evidenced by an Eligible Director Option Agreement.

                         X.     CHANGES IN CAPITAL STRUCTURE

     10.01 ADJUSTMENTS BY COMMITTEE. If the outstanding Common Stock is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, appropriate adjustment shall be made by the Committee in the number and kind of shares available for Awards. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, so that the Holder's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee. Any such adjustments made by the Committee shall be conclusive. Any adjustment provided for in this Paragraph 10.01 shall be subject to any required stockholder action. In the event of dissolution of the Company or a merger, consolidation or plan of exchange affecting the Company, in lieu of providing for Options as provided above in this Paragraph 10.01 or in lieu of having the Options continue unchanged, the Committee may, in its sole discretion, provide a 30-day period prior to such event during which Holders shall have the right to exercise Options in whole or in part without any limitation on exercisability and upon the expiration of which 30-day period all unexercised Options shall immediately terminate.

     10.02 RESERVED POWERS OF BOARD AND STOCKHOLDERS.  The existence of the
Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

     10.03 NO ADJUSTMENT FOR CERTAIN ISSUANCES BY COMPANY. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the exercise price per share, if applicable.

     10.04 ACCELERATION OF OPTIONS - CHANGE OF CONTROL PROVISIONS.

           (a) In the event of a Change in Control, each outstanding Option shall become immediately exercisable to the full extent theretofore not exercisable. Notwithstanding the foregoing, any Holder shall be entitled to decline the acceleration of all or any of his or her Options, if he or she determines that such acceleration may result in adverse tax consequences to him or her.

           (b) In the event that the Board approves a proposal for: (i) merger, exchange or consolidation in which the Company is not the resulting or surviving corporation (or in which the Company is the resulting or surviving corporation but becomes a subsidiary of another corporation); (ii) transfer of all or substantially all the assets of the Company; or (iii) the dissolution or liquidation of the Company (each, a "Transaction"), the Committee shall notify in writing Holders of the proposed Transaction (the "Proposal Notice") at least 30 days prior to the effective date of the proposed Transaction. The Committee shall, in its sole discretion, and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding Options under the Plan:

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                 (i)  Outstanding Options shall be converted into Options to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction. The amount, type of securities subject thereto and exercise price of the converted Options shall be determined by the Committee and based on the exchange rate, if any, used in determining shares of the surviving corporation to be issued to holders of shares of the Company. If there is no exchange rate in the Transaction, the Committee shall, in making its determination, take into account the relative values of the companies involved in the Transaction and such other factors as it deems relevant. Such converted Options shall be fully vested.

                 (ii) The Committee shall provide a 30-day period prior to the consummation of the Transaction during which outstanding Options may be exercised without any limitation on exercisability, and upon consummation of such Transaction, all unexercised Options shall immediately terminate. If the Committee elects to provide such 30-day period for the exercise of Options, the Proposal Notice shall so state. Holders, by written notice to the Company, may exercise their Options and, in so exercising the Options, may condition such exercise upon, and provide that such exercise shall become effective immediately prior to, the consummation of the Transaction, in which event Holders need not make payment for the Common Stock to be purchased upon exercise of Options until five days after written notice by the Company to the Holders that the Transaction has been consummated (the "Transaction Notice"). If the Transaction is consummated, each Option, to the extent not previously exercised prior to the consummation of the Transaction, shall terminate and cease being exercisable as of the effective date of such consummation. If the Transaction is abandoned, (A) all outstanding Options not exercised shall continue to be exercisable, to the extent such Options were exercisable prior to the date of the Proposal Notice, and (B) to the extent that any Options not exercised prior to such abandonment shall have become exercisable solely by operation of Sections 10.1 or 10.2 or this Section 10.4, such exercisability shall be deemed annulled, and the exercisability provisions otherwise in effect shall be reinstituted, as of the date of such abandonment.

     10.05 RIGHTS ISSUED BY ANOTHER CORPORATION. The Committee may also grant Options or Restricted Stock Awards and sell shares of Common Stock under the Plan having terms, conditions and provisions that vary from those specified in the Plan if, but only if, such awards are granted in substitution for, or in connection with the assumption of, existing Awards and stock granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a Transaction.

                   XI.    AMENDMENT AND TERMINATION OF THE PLAN

     The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder; provided further, that the provisions of Article IX shall not be amended more than once during any period of six calendar months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder; and provided further, that the Board may not, without approval of the stockholders, amend the Plan to:

     11.01 Increase the maximum number of shares which may be issued on grant or exercise of an Award, except as provided in Article X;

     11.02 Change the price at which an Award may be granted or exercised;

     11.03 Change the class of individuals eligible to receive Awards;

     11.04 Extend the maximum period during which Awards may be granted under the Plan; or

     11.05 Decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3.

                             XII.   MISCELLANEOUS

     12.01 NO RIGHT TO AN AWARD. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, a Consultant or a Director any right to be granted an Award or any of the rights hereunder except as may be evidenced by an Award or by an Option Agreement or Restricted Stock

Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein.

     12.02 NO EMPLOYMENT RIGHTS CONFERRED. Nothing in the Plan shall: (a) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate or (b) interfere in any way with the right of the Company or any Affiliate to terminate the Employee's employment (or service as a Director, in accordance with applicable corporate law, or service as a Consultant) at any time for any reason, with or without cause.

     12.03 OTHER LAWS; WITHHOLDING. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

     12.04 NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award granted under the Plan. No Employee, Consultant, Director, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

     12.05 RESTRICTIONS ON TRANSFER. An Award shall not be transferable otherwise than by will or the laws of descent and distribution and may be exercisable during the lifetime of the Holder only by such Holder or the Holder's guardian or legal representative.

     12.06 RULE 16B-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

     12.07 GOVERNING LAW. To the extent that federal laws (such as the Code and the federal securities laws) do not otherwise control, the Plan shall be construed in accordance with the laws of the State of Delaware.

     12.08 HEADINGS. Headings contained in the Plan are for reference purposes and shall not affect the meaning or interpretation of the Plan.